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                                                                      EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITOR


The Administrative Committee of the
PAULA Financial and Subsidiaries
  401(K) Retirement Savings Plan:

I consent to the incorporation by reference in the registration statements (No. 333-42627 and No. 333-45517) on Form S-8 of PAULA Financial and subsidiaries of my report dated May 28, 1999, relating to the statements of net assets available for plan benefits of PAULA Financial and Subsidiaries 401(K) Retirement Savings Plan as of December 31, 1998 and 1997, and the related statement of changes in net assets available for plan benefits for the year ended December 31, 1998, and all related schedules, which report appears in the December 31, 1998, annual report on Form 11-K of PAULA Financial and Subsidiaries 401(K) Retirement Savings Plan.

                                  /s/ Peter T. Manahan
                                      Certified Public Accountant

Pasadena, California
June 18, 1999